CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                     FIRST INVESTORS LIFE INSURANCE COMPANY

                        UNDER SECTION 805 OF THE BUSINESS
                        CORPORATION LAW AND SECTION 53 OF
                                THE INSURANCE LAW


                         * * * * * * * * * * * * * * * *

         WE, THE UNDERSIGNED, RICHARD H. GAEBLER and ANDREW J. DONOHUE, being respectively the President and the Secretary of FIRST INVESTORS LIFE INSURANCE COMPANY hereby certify:

         1.  The  name of the  corporation  is FIRST  INVESTORS  LIFE  INSURANCE
COMPANY.

         2. The Certificate of Incorporation of said corporation was filed by the Superintendent of Insurance on the 6th day of September, 1962 and Certificates of Amendment thereto were filed by the Superintendent of Insurance on the 9th day of April, 1965 and the 4th day of November, 1974.

         3. (a) In accordance with the "Plan for Acquisition of Minority Interests in First Investors Life Insurance Company" approved by the New York Insurance Department on April 1, 1982, the Certificate of Incorporation is amended to decrease the capital stock of the corporation from $1,130,000, consisting of 655,000 shares of capital stock with a par value of $2 per share, to $1,068,700, consisting of 534,350 shares of capital stock with a par value of $2 per share.

            (b) To effect the foregoing, Article VIII relating to the capital stock of the corporation is amended to read as follows:

                  "The amount of capital stock of the Corporation shall be ONE MILLION SIXTY EIGHT THOUSAND SEVEN HUNDRED ($1,068,700.00) DOLLARS, consisting of FIVE HUNDRED THIRTY FOUR THOUSAND THREE HUNDRED FIFTY (534,350) shares of capital stock of the par value of TWO ($2.00) DOLLARS each.

         4. The amendment was authorized by vote of the shareholders of FIRST INVESTORS LIFE INSURANCE COMPANY at a meeting held June 8, 1982 upon notice pursuant to Section 605 of the Business Corporation Law of the State of New York.

         IN WITNESS WHEREOF, we have signed this certificate on the 1st day of September, 1982.


                                               /s/ Richard H. Gaebler
                                               ----------------------
                                                   Richard H. Gaebler
                                                       President



                                               /s/ Andrew J. Donohue
                                               ----------------------
                                                  Andrew J. Donohue
                                                      Secretary



STATE OF NEW YORK     )
                                     :
COUNTY OF NEW YORK )

         RICHARD H. GAEBLER, being duly sworn, deposes and says that he is the President of First Investors Life Insurance Company, that he has read the foregoing certificate and knows the contents and that the statements therein contained are true.


                                               /s/ Richard H. Gaebler
                                               ----------------------

Sworn to before me this
1st day of September, 1982.



/s/ Elizabeth Azar
------------------
Elizabeth Azar
Notary Public, State of New York